   As filed with the Securities and Exchange Commission on December 19, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              Cardiac Science, Inc.
--------------------------------------------------------------------------------
               (Exact name of Company as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   33-0465681
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                     (I.R.S. employer identification number)

                              16931 Millikan Avenue
                 Irvine, California                          92606
--------------------------------------------------------------------------------
        (Address of principal executive offices)           (Zip code)

  Issuance of Stock Pursuant to Sections 11.2 and 11.3 of the Merger Agreement
                       and Plan of Reorganization between
Cardiac Science, Inc., Cardiac Acquisition Corp., and Cadent Medical Corporation
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                Raymond W. Cohen
                              Cardiac Science, Inc.
                              16931 Millikan Avenue
                            Irvine, California 92606
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (949) 587-0357
--------------------------------------------------------------------------------
          Telephone number, including area code, of agent for service.

                                   - copy to -
                            Leonard J. Breslow, Esq.
                              Breslow & Walker, LLP
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                                 (516) 822-6505

================================================================================

                         CALCULATION OF REGISTRATION FEE

================================= ==================== ==================== =================== ====================
            Title of                 Amount to be       Proposed maximum     Proposed maximum        Amount of
         securities to                registered       offering price per   aggregate offering     registration
         be registered                                        share               price                 fee
--------------------------------- -------------------- -------------------- ------------------- --------------------
 Common Stock, par value $.001
   per share ("Common Stock")           295,658             $5.61(1)          $1,658,641(1)            $438
================================= ==================== ==================== =================== ====================

(1) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price and the proposed maximum aggregate offering price have been calculated on the basis of $5.61, the average of the high and low prices of the Common Stock reported on the National Market System on December 15, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  The following documents previously filed by Cardiac Science, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a)      The Company's Annual Report on Form 10-K for the year ended
         December 31, 1999;

(b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000 (as amended by the Company's Quarterly Report on Form 10-Q/A filed with the Commission on November 20, 2000);

(c) The Company's Current Report on Form 8-K dated July 5, 2000 (as amended by the Company's Current Report on Form 8-K/A dated August 10, 2000); and

(d) The description of the Common Stock contained in the Company's Registration Statement on Form 10, including any amendment or report filed with the Commission for the purpose of updating such description.

                  In addition, all documents and reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as modified or superseded.

Item 4.  Description of Securities

          Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the securities offered hereby will be passed upon for the Company by Breslow & Walker, LLP, New York, New York. BWM Investments, an affiliate of Breslow & Walker, LLP, owns 2,188 shares of Common Stock and warrants to purchase 262,500 shares of Common Stock. Howard Breslow, a member of Breslow & Walker, LLP, owns 875 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article VIII of the Company's Bylaws provides for indemnification by the Company of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law and California Law.

         Article VIII of the Company's Bylaws also provides for the prepayment of expenses to persons entitled to indemnification (subject to certain conditions), and permits the Company to purchase and maintain insurance on behalf of any director, officer, employee, or agent against any liability asserted against or incurred by them in any such capacity, or arising out of their status as such, whether or not the Company would have the power or obligation to indemnify them against such liability under the Company's Bylaws.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchase, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Article SIXTH of the Company's Certificate of Incorporation provides for such limitation of liability.

         The general effect of the foregoing provisions is to reduce the circumstances in which an officer, director, agent, or employee may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

                                                                                            Sequentially
                                                                                            Numbered Page
Exhibit                                        Description                                  Where Located
-------                                        -----------                                  -------------

5              Opinion of Breslow & Walker, LLP as to the legality of the securities                 9
               being registered

23(a)          Consent of PricewaterhouseCoopers LLP regarding Cardiac Science, Inc.                10

23(b)          Consent of PricewaterhouseCoopers LLP regarding Cadent Medical Corporation           11

23(c)          Consent of Breslow & Walker, LLP (included in Exhibit 5)                             --

99             Sections 11.2 and 11.3 of the Merger Agreement and Plan of Reorganization            --
               between Cardiac Science, Inc., Cardiac Acquisition Corp., and Cadent
               Medical Corporation (incorporated by reference to Exhibit A of the Cardiac
               Science Form 8-K dated July 1, 2000)


Item 9.           Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

B.        The undersigned Company hereby undertakes that it will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to the registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) Include any material information with respect to the plan of distribution not previously discussed in the registration statement or any material change to such information in the registration statement;

          (2) For determining any liability under the Securities Act, treat each such post-effective amendment as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

C. For purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, as of this 19th day of December, 2000.

                        CARDIAC SCIENCE, INC.

                   By:  /s/ Raymond W. Cohen
                        -------------------------------------------------------
                        Raymond W. Cohen, President and Chief Executive Officer (Principal Executive Officer)

                        /s/ Brett L. Scott
                        ---------------------------------------------
                        Brett L. Scott, Chief Financial Officer
                        (Principal Financial and Accounting Officer)

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title             Date
---------                           -----             ----

/s/ Raymond W. Cohen                Director          December 19, 2000
--------------------
Raymond W. Cohen

/s/ Paul D. Quadros                 Director          December 19, 2000
-------------------
Paul D. Quadros

/s/ Peter Crosby                    Director          December 19, 2000
----------------
Peter Crosby

/s/ Howard Evers                    Director          December 19, 2000
----------------
Howard Evers

/s/ Robert Carpenter                Director          December 19, 2000
--------------------
Robert Carpenter

/s/ Brian Dovey                     Director          December 19, 2000
---------------
Brian Dovey

                                  EXHIBIT INDEX
                                  -------------

                                                                                               Sequentially
                                                                                               Numbered Page
Exhibit             Description                                                                Where Located
-------             -----------                                                                -------------

5                   Opinion of Breslow & Walker, LLP as to the legality of the securities                  9
                    being registered

23(a)               Consent of PricewaterhouseCoopers LLP regarding Cardiac Science, Inc.                 10

23(b)               Consent of PricewaterhouseCoopers LLP regarding Cadent Medical                        11
                    Corporation

23(c)               Consent of Breslow & Walker, LLP (included in Exhibit 5)                              --

99                  Sections 11.2 and 11.3 of the Merger Agreement and Plan of                            --
                    Reorganization between Cardiac Science, Inc., Cardiac Acquisition Corp., and Cadent Medical Corporation (incorporated by reference to Exhibit A of the Cardiac Science Form 8-K dated July 1, 2000)